Exhibit No. 99

NEWS RELEASE

Media Line: 410 234-7433
www.constellation.com

Constellation Generation Group                Constellation NewEnergy
Constellation Power Source                       Constellation Energy Source
Baltimore Gas and Electric Company        BGE Home Products & Services

Contact:
Charles Welsh (Media)
410-783-3260
Jack Thayer (Investors)
410-783-3647

CONSTELLATION ENERGY GROUP AFFIRMS
2003 EARNINGS OUTLOOK

BALTIMORE – April 22, 2003 – Constellation Energy Group (NYSE: CEG) said that it expects to report first quarter results that are consistent with the forecast provided on January 31, 2003 and affirmed its outlook for 2003 earnings excluding special items in the range of $2.65 to $2.85 per share (see discussion of this non-GAAP measure below). As separately announced today, Constellation Energy’s High Desert Power Plant has successfully commenced commercial operation several weeks ahead of its target date and well in time to begin helping meet California’s peak energy demand season. The company said that the positive impact of these operating developments is expected to be offset by a downward adjustment in the outlook for mark-to-market earnings in the competitive supply business.

The downward adjustment of 2003 mark-to-market earnings outlook for the remaining three-quarters of the year reflects sharp declines in market liquidity since issuance of initial 2003 forecasts on January 31, 2003. “Market conditions changed fairly dramatically in March and early April, with market liquidity declining after the volatility of late February and March. We continue to see robust growth in our competitive supply business overall. Nevertheless, we want

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to be cautious about what we commit to achieving on the mark-to-market portion of our competitive supply earnings given the lower market liquidity,“ said Thomas V. Brooks, President of Constellation Power Source, Constellation Energy Group’s origination and risk management operation.

SEC Regulation G Information

Constellation Energy provides its 2003 earnings guidance as “earnings excluding special items.” This non-GAAP financial measure differs from reported GAAP earnings per share because it excludes the cumulative effect of changes in accounting principles and other special items included in operations. We exclude special items (which we define as items that are not related to our ongoing, underlying business) because we believe that it is appropriate for investors to consider results excluding these items, in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is comparable among periods since it excludes the impact of items such as gains or losses on sales of non-core investments. However, investors should note that this non-GAAP measure involves judgments by management (in particular, judgments as to what is or is not classified as a special item.) This non-GAAP measure is also used to evaluate performance for compensation purposes.

As previously disclosed, in the first quarter of 2003, Constellation Energy expects to recognize a net charge to earnings of $1.20 per share from the cumulative effect of changes in accounting principles relating to the January 1, 2003 implementation of Emerging Issues Task Force (EITF) consensus on Issue 02-3 Recognition and Reporting of Gains and Losses on Energy Trading Contracts Under EITF Issues No. 98-10 and No. 00-17 and Statement of Accounting Standards No. 143 Accounting for Asset Retirement Obligations. In addition, we expect to realize earnings of $0.04 per share relating to other special items consisting of gains on the sale of investments and other assets, offset partially by certain workforce reduction costs. Constellation Energy is unable to reconcile its 2003 earnings guidance excluding special items to GAAP earnings per share because we do not predict the future impact of special items such as the cumulative effect

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of changes in accounting principles and the disposition of assets. The impact of special items could be material to our operating results computed in accordance with GAAP.

First Quarter Earnings Conference Call

Constellation Energy plans to discuss its first quarter results and calendar year outlook in its April 30, 2003 first quarter earnings call scheduled for 8:00 a.m. To participate in the earnings call, analysts, investors, media and the public in the United States may dial 888-730-9134 shortly before 8:00 a.m. on April 30. The international phone number is 712-257-3640. The conference host is Constellation Energy Group, and the password is Constellation.

About Constellation Energy Group

Constellation Energy Group, a Fortune 500 company based in Baltimore, is the nation’s leading competitive supplier of electricity to large commercial and industrial customers. We market energy nationally and manage the associated risks. We own and operate a diversified fleet of generation plants throughout the United States. We also deliver electricity and natural gas through the Baltimore Gas and Electric Company (BGE), our regulated utility in Central Maryland. In 2002, the combined revenues of our integrated energy company totaled $4.7 billion.

Forward-Looking Statements

We make statements in this press release that are considered forward-looking. These statements are not guarantees of future performance, and are subject to risks and uncertainties that could cause actual results to be materially different from projected results. These risks include, but are not limited to: the timing and extent of changes in commodity prices for energy including coal, natural gas, oil, and electricity and emission allowances; the timing and extent of deregulation of, and competition in, the energy markets in North America, and the rules and regulations adopted on a transitional basis in those markets; the conditions of the capital markets, interest rates, availability of credit, liquidity and general economic conditions, as well as Constellation Energy’s and BGE’s ability to maintain their current credit ratings; the effectiveness of Constellation Energy’s and BGE’s risk management policies and procedures and the ability of

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our counterparties to satisfy their financial and other commitments; the liquidity and competitiveness of wholesale markets for energy commodities; operational factors affecting the start-up or ongoing operations of our generating facilities (including nuclear facilities) and BGE’s transmission and distribution facilities, including catastrophic weather related damages, unscheduled outages or repairs, unanticipated changes in fuel costs or availability, unavailability of gas transportation or electric transmission services, workforce issues, terrorism, liabilities associated with catastrophic events and other events beyond our control; the inability of BGE to recover all its costs associated with providing electric retail customers service during the period when electric rates are frozen per regulation; the effect of weather and general economic and business conditions on energy supply, demand, and prices; regulatory or legislative developments that affect deregulation, transmission and distribution rates, demand for energy, or that would increase costs, including costs related to nuclear power plants, safety, or environmental compliance; the actual outcome of uncertainties associated with assumptions and estimates using judgment when applying critical accounting policies and preparing financial statements, including factors that are estimated in applying mark-to-market accounting, such as the ability to obtain market prices in the absence of verifiable market prices, the appropriateness of models and model impacts (including but not limited to, extreme contractual load obligations, unit availability, forward commodity prices, interest rates, correlation and volatility factors, changes in accounting principles or practices; losses on the sale or write-down of assets due to impairment events or changes in management intent with regard to either holding or selling certain assets; and the cost and other effects of legal and administrative proceedings that may not be covered by insurance, including environmental liabilities.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Please see our periodic reports filed with the SEC for more information about risks and uncertainties affecting our results of operations. These forward-looking statements reflect estimates based on assumptions as of the date of this press release, and no duty is undertaken to update them to reflect new information, events, or circumstances.

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